UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
GenOn Energy, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	76-0655566
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1000 Main Street Houston, Texas (Address of Principal Executive Offices)	77002 (Zip Code)
GenOn Energy, Inc. 2010 Omnibus Incentive Plan
GenOn Energy, Inc. 2002 Long-Term Incentive Plan
GenOn Energy, Inc. 2002 Stock Plan
Long-Term Incentive Plan of GenOn Energy, Inc.
GenOn Energy, Inc. Transition Stock Plan
Mirant Corporation 2005 Omnibus Incentive Compensation Plan
(Full title of the plan)
Michael L. Jines
Executive Vice President,
General Counsel and Corporate Secretary
and Chief Compliance Officer
GenOn Energy, Inc.
1000 Main Street
Houston, Texas 77002
(Name and address of agent for service)
(832) 357-3000
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)
CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
		maximum	maximum
	Amount to be	offering price	aggregate	Amount of
Title of securities to be registered	registered (1)	per share (2)	offering price (2)	registration fee (3)(4)
Common Stock, $.001 par value per share	66,111,053	$3.52	$232,710,907	$16,592.29
Preferred Stock Purchase Rights (5)	66,111,053	(6)	(6)	(6)

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the number of shares of common stock, par value $0.001 per share (“Common Stock”) of GenOn Energy, Inc., formerly RRI Energy, Inc. (“GenOn Energy” or the “Registrant”), to be registered hereunder includes such indeterminate number of additional shares of Common Stock that may become issuable in accordance with any adjustment and anti-dilution provisions of the applicable plan.

(2)	Estimated pursuant to paragraphs (c) and (h) of Rule 457 under the Securities Act solely for the purpose of calculating the registration fee, based upon the average of the high and low sales prices of shares of Common Stock on December 1, 2010, as reported on the New York Stock Exchange.

(3)	This Registration Statement covers the issuance of an aggregate of 66,111,053 shares of Common Stock, comprised of (a) 48,000,000 shares of Common Stock issuable under the GenOn Energy, Inc. 2010 Omnibus Incentive Plan, (b) 4,812,630 shares of Common Stock issuable under the GenOn Energy, Inc. 2002 Long-Term Incentive Plan and registered by RRI Energy, Inc. prior to the Merger on Registration Statement on Form S-8 (File No. 333-86612), filed with the Securities and Exchange Commission (the “SEC”) on April 19, 2002, (c) 413,395 shares of Common Stock issuable under the GenOn Energy, Inc. 2002 Stock Plan registered by RRI Energy, Inc. prior to the Merger on two Registration Statements on Form S-8 (File Nos. 333-86610 and 333-106097), filed with the SEC on April 19, 2002 and June 13, 2003, respectively, (d) 1,162,832 shares of Common Stock issuable under the Long-Term Incentive Plan of GenOn Energy, Inc. registered by RRI Energy, Inc. prior to the Merger on Registration Statement on Form S-8 (File No. 333-60328), filed with the SEC on May 7, 2001, (e) 6,014 shares of Common Stock issuable under the GenOn Energy, Inc. Transition Stock Plan registered by RRI Energy, Inc. prior to the Merger on Registration Statement on Form S-8 (File No. 333-98273), filed with the SEC on August 16, 2002 and (f) 11,716,182 shares of Common Stock (as adjusted to reflect the Merger exchange ratio of 2.835) issuable under the Mirant Corporation 2005 Omnibus Incentive Compensation Plan registered by Mirant Corporation prior to the Merger on Registration Statement on Form S-8 (File No. 333-130935), filed with the SEC on January 10, 2006 (the “Mirant Legacy Plan”).

(4)	Pursuant to Rule 457(p) under the Securities Act, the Registrant hereby offsets the registration fee required in connection with this Registration Statement by $10,895.76 previously paid in connection with the registration of 4,132,692 shares of Common Stock under the Mirant Legacy Plan (prior to adjustment to reflect the Merger exchange ratio).

(5)	Each share of Common Stock issued by the Registrant includes one associated Series A preferred share purchase right, which initially attaches to and trades with the shares of Common Stock being registered hereby.

(6)	No separate consideration is payable for the Series A preferred share purchase rights. Therefore, the registration fee for the Series A preferred share purchase rights is included in the registration fee for the Common Stock.

EXPLANATORY STATEMENT
On December 3, 2010, pursuant to an Agreement and Plan of Merger dated as of April 11, 2010 (the “Merger Agreement”), RRI Energy Holdings, Inc., a wholly owned subsidiary of RRI Energy, Inc., merged with and into Mirant Corporation (“Mirant”), with Mirant continuing as the surviving entity and a direct wholly-owned subsidiary of RRI Energy, Inc. (the “Merger”). Upon completion of the Merger, RRI Energy, Inc. changed its corporate name to GenOn Energy, Inc. (“GenOn Energy” or the “Registrant”). Pursuant to the Merger Agreement, each outstanding option issued under the Mirant Corporation 2005 Omnibus Incentive Compensation Plan (the “Mirant Legacy Plan”) to purchase common stock of Mirant Corporation was converted to a fully exercisable option to purchase the number of shares of the Registrant’s common stock, par value $0.001 per share (“Common Stock”) obtained by multiplying the number of Mirant shares subject to the option by the 2.835 exchange ratio set forth in the Merger Agreement. This Registration Statement on Form S-8 is filed by the Registrant for the purpose of registering 66,111,053 shares of Common Stock issuable pursuant to (a) awards assumed by the Registrant granted under the Mirant Legacy Plan, (b) awards granted under the GenOn Energy, Inc. 2002 Long-Term Incentive Plan, the GenOn Energy, Inc. 2002 Stock Plan, the Long-Term Incentive Plan of GenOn Energy, Inc. and the GenOn Energy, Inc. Transition Stock Plan (collectively, the “RRI Legacy Plans”) and (c) awards granted following the Merger under the GenOn Energy, Inc. 2010 Omnibus Incentive Plan (the “GenOn Plan”).
PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
Information required by Part I to be contained in the Section 10(a) Prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, and the “Note” to Part I of Form S-8.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
The Merger is accounted for as a reverse acquisition under the acquisition method of accounting. Under the acquisition method of accounting, Mirant is treated as the accounting acquirer and RRI Energy, Inc. is treated as the acquired company for financial reporting purposes. Accordingly, the historical financial statements of Mirant incorporated by reference in this Registration Statement are the historical financial statements of GenOn Energy. The following documents, as filed by the Registrant (File No. 1-16455) or Mirant Corporation (File No. 1-16107) with the SEC, are incorporated by reference in this Registration Statement:
•	The Registrant’s prospectus filed with the SEC pursuant to Rule 424(b) under the Securities Act, on September 14, 2010, relating to the registration statement on Form S-4, as amended (Registration No. 333-167192), which contains audited financial statements of Mirant as of December 31, 2009 and RRI Energy, Inc. as of December 31, 2009, in each case the latest fiscal year for which such statements have been filed, and pro forma financial information as of and for the year ended December 31, 2009 and the six months ended June 30, 2010, including all material incorporated by reference therein;
•	The Registrant’s and Mirant’s quarterly reports on Form 10-Q for the quarters ended March 31, 2010, June 30, 2010 and September 30, 2010;
•	The Registrant’s current reports on Form 8-K filed on April 12, 2010, May 21, 2010, July 16, 2010, September 21, 2010, October 8, 2010, October 26, 2010 and November 24, 2010 (other than the portions of those documents not deemed to be filed pursuant to the rules promulgated under the Exchange Act);

•	Mirant’s current reports on Form 8-K filed on February 26, 2010, April 12, 2010, April 28, 2010, May 11, 2010, July 16, 2010, September 21, 2010, October 8, 2010, October 13, 2010 and October 25, 2010 (other than the portions of those documents not deemed to be filed pursuant to the rules promulgated under the Exchange Act); and

•	The description of the Common Stock contained in the Registrant’s prospectus filed with the SEC pursuant to Rule 424(b) under the Securities Act, on September 14, 2010, relating to the registration statement on Form S-4, as amended (Registration No. 333-167192); and
•	The description of the Registrant’s Series A preferred share purchase rights contained in the Registrant’s Registration Statement on Form 8-A, filed on April 27, 2001, as amended in Form 8-A/A filed on November 24, 2010.
To the extent that any information contained in any report on Form 8-K, or any exhibit thereto, was furnished to, rather than filed with, the SEC, such information or exhibit is specifically not incorporated by reference.
All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, other than information furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities covered by this Registration Statement have been sold or which deregisters all of the securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part of this document from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this document, will be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this document or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this document modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 4. Description of Securities.
Not applicable.
Item 5. Interests of Named Experts and Counsel.
The validity of the shares offered hereby is being passed upon for the Registrant by Michael L. Jines, Executive Vice President, General Counsel and Corporate Secretary and Chief Compliance Officer of the Registrant. Mr. Jines is eligible to participate in the GenOn Plan. In addition, as of December 3, 2010, Mr. Jines owned 158,774 shares of Common Stock, as reduced by such number of shares of Common Stock withheld to satisfy tax withholding obligations related to the vesting of restricted stock units on December 3, 2010, and held options, which were granted under the RRI Legacy Plans, to purchase 442,416 shares of Common Stock.
Item 6. Indemnification of Directors and Officers.
Under the Delaware General Corporation Law, which is referred to as the DGCL, a Delaware corporation must indemnify its present or former directors and officers against expenses (including attorneys’ fees) actually and reasonably incurred to the extent that the officer or director has been successful on the merits or otherwise in defense of any action, suit or proceeding brought against him or her by reason of the fact that he or she is or was a director or officer of the corporation.
The DGCL generally permits a Delaware corporation to indemnify directors and officers against expenses, judgments, fines and amounts paid in settlement of any action or suit for actions taken in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action, which they had no reasonable cause to believe was unlawful.
The Registrant’s bylaws provide that it will, to the fullest extent permitted by law, indemnify and hold its directors and officers harmless from and against any and all losses, liabilities, claims, damages and expenses arising out of any event or occurrence related to the fact that such person is or was a director or officer of the Registrant or is or was serving as a director, officer, employee, agent or fiduciary of the Registrant or of any other corporation, partnership, limited liability company, association, joint venture, trust, employee benefit plan or other enterprise that such person is or was serving at the request of the Registrant.

The DGCL and the Registrant’s bylaws permit the Registrant to maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Registrant or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Registrant would have the power to indemnify such person against such expense, liability or loss under applicable law.
Item 7. Exemption from Registration Claimed.
Not applicable.
Item 8. Exhibits.

Exhibit No.		Description
4.1	*	Certificate of Amendment to the Third Restated Certificate of Incorporation of the Registrant, dated December 3, 2010
4.2	*	Seventh Amended and Restated Bylaws of GenOn Energy, Inc., dated December 3, 2010
4.3		Specimen Stock Certificate (incorporated herein by reference to Exhibit 4.1 to the Registrant’s Amendment No. 5 to Registration Statement on Form S-1, filed March 23, 2001, Reg. No. 333-48038)
4.4
Rights Agreement, dated January 15, 2001 (incorporated herein by reference to Exhibit 4.2 to the Registrant’s Amendment No. 8 to the Registration Statement on Form S-1, filed April 27, 2001, Reg. No. 333-48038)

4.5		Amendment No. 1 to Rights Agreement, dated November 23, 2010 (incorporated herein by reference to the Registrant’s Exhibit 4.1 to the Current Report on Form 8-K filed November 24, 2010)
5.1	*	Opinion of Michael L. Jines, Executive Vice President, General Counsel and Corporate Secretary and Chief Compliance Officer, regarding legality of securities being registered
10.1	*	GenOn Energy 2010 Omnibus Incentive Plan
10.2		GenOn Energy, Inc. 2002 Long-Term Incentive Plan (incorporated herein by reference to Exhibit 4.5 to the Registrant’s Registration Statement on Form S-8, filed April 19, 2002)
10.3		GenOn Energy, Inc. 2002 Stock Plan (incorporated herein by reference to Exhibit 4.5 to the Registrant’s Registration Statement on Form S-8, filed April 19, 2002)
10.4		Long-Term Incentive Plan of GenOn Energy, Inc. (incorporated herein by reference to Exhibit 10.10 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2001)
10.5		GenOn Energy, Inc. Transition Stock Plan (incorporated herein by reference to Exhibit 10.37 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2001)
10.6		Mirant Corporation 2005 Omnibus Incentive Compensation Plan (incorporated herein by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed January 3, 2006)
23.1	*	Consent of Michael L. Jines, Executive Vice President, General Counsel and Corporate Secretary and Chief Compliance Officer (included in Exhibit 5.1)
23.2	*	Consent of KPMG LLP, Independent Registered Public Accounting Firm to RRI Energy, Inc.
23.3	*	Consent of KPMG LLP, Independent Registered Public Accounting Firm to Mirant Corporation
24.1	*	Powers of Attorney (included as part of the signature page hereto)

*	Filed herewith.
Item 9. Undertakings.
The undersigned Registrant hereby undertakes:
(a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;
provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.
(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on December 3, 2010.

GENON ENERGY, INC.
By:	/s/ Edward R. Muller
Edward R. Muller
Chairman and Chief Executive Officer

POWER OF ATTORNEY
Know all men by these presents, that each of the undersigned directors and officers of the Registrant, a Delaware corporation, which is filing a Registration Statement on Form S-8 with the Securities and Exchange Commission, Washington, D.C. 20549 under the provisions of the Securities Act of 1933, hereby constitutes and appoints Michael L. Jines and Mark M. Jacobs, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for the person and in his name, place and stead, in any and all capacities, to sign such registration statement and any or all amendments or supplements, including post-effective amendments to the registration statement, including a prospectus or an amended prospectus therein and any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and the Power of Attorney has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Edward R. Muller Edward R. Muller	Chairman and Chief Executive Officer	December 3, 2010

/s/ J. William Holden III J. William Holden III	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	December 3, 2010

/s/ Thomas C. Livengood Thomas C. Livengood	Senior Vice President and Controller (Principal Accounting Officer)	December 3, 2010

/s/ E. William Barnett E. William Barnett	Director	December 3, 2010

/s/ Terry G. Dallas Terry G. Dallas	Director	December 3, 2010

/s/ Mark M. Jacobs Mark M. Jacobs	Director	December 3, 2010

/s/ Thomas H. Johnson Thomas H. Johnson	Director	December 3, 2010

/s/ Steven L. Miller Steven L. Miller	Director	December 3, 2010

/s/ Edward R. Muller Edward R. Muller	Director	December 3, 2010

/s/ Robert C. Murray Robert C. Murray	Director	December 3, 2010

/s/ Laree E. Perez Laree E. Perez	Director	December 3, 2010

/s/ Evan J. Silverstein Evan J. Silverstein	Director	December 3, 2010

/s/ William L. Thacker William L. Thacker	Director	December 3, 2010

Exhibit Index

Exhibit No.		Description
4.1	*	Certificate of Amendment to the Third Restated Certificate of Incorporation of the Registrant, dated December 3, 2010
4.2	*	Seventh Amended and Restated Bylaws of GenOn Energy, Inc., dated December 3, 2010
4.3		Specimen Stock Certificate (incorporated herein by reference to Exhibit 4.1 to the Registrant’s Amendment No. 5 to Registration Statement on Form S-1, filed March 23, 2001, Reg. No. 333-48038)
4.4
Rights Agreement, dated January 15, 2001 (incorporated herein by reference to Exhibit 4.2 to the Registrant’s Amendment No. 8 to the Registration Statement on Form S-1, filed April 27, 2001, Reg. No. 333-48038)

4.5		Amendment No. 1 to Rights Agreement, dated November 23, 2010 (incorporated herein by reference to the Registrant’s Exhibit 4.1 to the Current Report on Form 8-K filed November 24, 2010)
5.1	*	Opinion of Michael L. Jines, Executive Vice President, General Counsel and Corporate Secretary and Chief Compliance Officer, regarding legality of securities being registered
10.1	*	GenOn Energy 2010 Omnibus Incentive Plan
10.2		GenOn Energy, Inc. 2002 Long-Term Incentive Plan (incorporated herein by reference to Exhibit 4.5 to the Registrant’s Registration Statement on Form S-8, filed April 19, 2002)
10.3		GenOn Energy, Inc. 2002 Stock Plan (incorporated herein by reference to Exhibit 4.5 to the Registrant’s Registration Statement on Form S-8, filed April 19, 2002)
10.4		Long-Term Incentive Plan of GenOn Energy, Inc. (incorporated herein by reference to Exhibit 10.10 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2001)
10.5		GenOn Energy, Inc. Transition Stock Plan (incorporated herein by reference to Exhibit 10.37 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2001)
10.6		Mirant Corporation 2005 Omnibus Incentive Compensation Plan (incorporated herein by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed January 3, 2006)
23.1	*	Consent of Michael L. Jines, Executive Vice President, General Counsel and Corporate Secretary and Chief Compliance Officer (included in Exhibit 5.1)
23.2	*	Consent of KPMG LLP, Independent Registered Public Accounting Firm to RRI Energy, Inc.
23.3	*	Consent of KPMG LLP, Independent Registered Public Accounting Firm to Mirant Corporation
24.1	*	Powers of Attorney (included as part of the signature page hereto)

*	Filed herewith.